EXHIBIT 10.6

LICENSE AGREEMENT AMENDMENT No. 2 – 2023

For and in consideration of good and valuable consideration, the adequacy of which is hereby acknowledged, YouneeqAI Technical Services, Inc. (“YQAI”) and Digital Cavalier Technology Services, Inc., (“DCTS”) hereby covenant, and agree, as follows:

1) The parties entered into a License Agreement on February 9th, 2022, a copy of which is attached hereto as Appendix “A”.

2) The parties entered into an Amendment of the License Agreement on May 4th, 2022, a copy of which is attached hereto as Appendix “B”.

3) The parties entered into an Amendment and Extension Agreement No. 1 – 2023 on February 6th, 2023, a copy of which is attached hereto as Appendix “C”.

4) The Parties agree to further Amend the Licence Agreement to abate further payments of License Fees until after the S-1 Registration Statement is approved. Such outstanding amounts will accrue until adequate funding is received by YQAI and DCTS waives defaults.

5) Further, DCTS authorizes YQAI to enter into Sublicense Agreements in other jurisdictions with the full support, consent and cooperation of DCTS.

6) DCTS waives the restriction in Clause 12(c) of the License Agreement and deletes the language “grants rights and licenses only to one licensee at a time and can only be used by one entity at a time”.

7) Finally, the Parties agree to extend the term of the License Agreement for the entire term of the RC365 Rights Agreement, a copy of which is attached hereto as Appendix “D” or for as long as the RC365 Rights Agreement shall remain active and in full force.

This document shall be deemed effective as of August 30,2023.

YouneeqAI Technical Services, Inc.

By:/s/ James D. Romano

___________________________

Authorized Signatory & Director

Digital Cavalier Technical Services, Inc.

By: /s/ Murray Galbraith

___________________________

Authorized Signatory & CEO